QuickLinks -- Click here to rapidly navigate through this document

SUBSCRIPTION AGREEMENT

To:
Cornerstone Income Fund, Inc.
10 N. Post Street, Suite 325
Spokane, Washington 99201

Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Cornerstone Income Fund, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Cornerstone Income Fund, Inc."

        I hereby acknowledge receipt of the Prospectus of the Company dated                   , 2002 (the "Prospectus").

        I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

        Prospective investors are hereby advised of the following:

          (a)  The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

          (b)  Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

          (c)  There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

        (a)  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b)  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3)  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4)  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8)  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9)  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

        (10)  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

        (11)  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

        (12)  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

        (13)  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

        (14)  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

        (15)  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

        (16)  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

        (17)  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c)  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

STANDARD REGISTRATION REQUIREMENTS

        The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

          1.  INDIVIDUAL:    One signature required.

          2.  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:    All parties must sign.

          3.  TENANTS IN COMMON:    All parties must sign.

          4.  COMMUNITY PROPERTY:    Only one investor signature required.

          5.  PENSION OR PROFIT SHARING PLANS:    The trustee signs the Signature Page.

          6.  TRUST:    The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

          7.  PARTNERSHIP:    Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

          8.  CORPORATION:    The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

          9.  IRA AND IRA ROLLOVERS:    Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

        10.  KEOGH (HR 10):    Same rules as those applicable to IRAs.

        11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO CORNERSTONE INCOME FUND, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS		Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1.	INVESTMENT
GENERAL: A minimum investment of $2,000 (100 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "CORNERSTONE INCOME FUND, INC." Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor Suitability Standards." Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.
2.	ADDITIONAL INVESTMENTS
Please check if you plan to make one or more additional investments in the Company. All additional investments must be in increments of at least $40. If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions on such additional investments as described in the Prospectus.
3.	TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
4.	REGISTRATION NAME AND ADDRESS
Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
5.	INVESTOR NAME AND ADDRESS
Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6.	SUBSCRIBER SIGNATURES
Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
7.	DIVIDENDS	a.
DIVIDEND REINVESTMENT PLAN: By electing the Dividend Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates.
b.
DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
8.	BROKER-DEALER
This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

        The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL

Special Instructions:

CORNERSTONE INCOME FUND, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.	INVESTMENT

Make Investment Check Payable to:
# of Shares	Total $ Invested
(# Shares x $20 = $ Invested)		☐	Initial Investment (Minimum $2,000)
Minimum purchase $2,000 or 100 Shares		☐	Additional Investment (Minimum $40) State in which sale was made

2.	ADDITIONAL INVESTMENTS
Please check if you plan to make additional investments in Cornerstone Income Fund, Inc. (the "Company"): ☐
[If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of $20. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.]

3.	TYPE OF OWNERSHIP
☐	IRA (06)	☐	Individual (01)
	(Enter Custodial Information under section 4)	☐	Joint Tenants With Right of Survivorship (02)
☐	Keogh (10)	☐	Community Property (03)
☐	Qualified Pension Plan (11)	☐	Tenants in Common (04)
☐	Qualified Profit Sharing Plan (12)	☐	Custodian: A Custodian for under the
☐	Trust / Trust Type:		Uniform Gift to Minors Act or the Uniform Transfers to
	(Please specify, i.e. Family, Living, Revocable, etc.)		Minors Act of the State of (08)
		☐	Other
4.	REGISTRATION NAME AND ADDRESS
Please print name(s) in which Shares are to be registered. Include trust or custodial name if applicable.
☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other
Taxpayer Identification Number ☐☐ - ☐☐☐☐☐☐☐

Social Security Number ☐☐☐ - ☐☐ - ☐☐☐

Street Address or P.O. Box

City	State	Zip Code

Home.		Business

Telephone No	( )	Telephone No.	( )

Birth Date		Occupation

5.	INVESTOR NAME AND ADDRESS
(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other
Name	Social Security Number ☐☐☐ - ☐☐ - ☐☐☐

Street Address or P.O. Box

City	State	Zip Code

Home.		Business

Telephone No	( )	Telephone No.	( )

Birth Date		Occupation

(REVERSE SIDE MUST BE COMPLETED)

6.	SUBSCRIBER SIGNATURES
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.	Initials	Initials
(b)	I have (I) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; (II) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS".	Initials	Initials
(c)	I acknowledge that the shares are not liquid.	Initials	Initials
(d)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporation of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date
(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)
7.	DIVIDENDS (YOU MUST CHECK ONE OF THE FOLLOWING)
☐	I prefer to participate in the Dividend Reinvestment Plan.
☐	I prefer dividends be paid to me at my address listed under Section 4.
☐	I prefer to direct dividends to a party other than the registered owner per my instructions below.
☐	I prefer dividends be deposited directly into the following: __ Checking __ Savings
(For deposits into checking or savings accounts): Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip I (we) authorize and direct the Company to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute my (our) receipt for each transaction. This authority is to remain in force until the Company has received written notification from me (us) of its termination at such time and in such manner as to give the Company reasonable time to act on it.

Institution Name	Account Number
Name on Account
Street Address or P.O. Box

City	State	Zip Code

8.	BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
☐	PLEASE CHECK IF THIS IS A CHANGE IN BROKER-DEALER
☐	PLEASE CHECK IF THIS IS A NEW BRANCH ADDRESS FOR THE REGISTERED REPRESENTATIVE
The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker- Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker-Dealer Name	Telephone No.	( )
Broker-Dealer Street Address or P.O. Box

City	State	Zip Code

Registered Representative Name	Telephone No.	( )
Reg. Rep. Street Address or P.O. Box

City	State	Zip Code

Broker-Dealer Signature, if required	Registered Representative Signature
Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to
Mail/Overnight address: 10 N. Post Street, Suite 325 Spokane, Washington 99201	Cornerstone Income Fund, Inc. (509) 444-7700
Cash, money orders and travelers checks will not be accepted.

ACCEPTANCE BY THE COMPANY Received and Subscription Accepted by:

QuickLinks

SUBSCRIPTION AGREEMENT
SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY CONDITIONS RESTRICTING TRANSFER OF SHARES
STANDARD REGISTRATION REQUIREMENTS
INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO CORNERSTONE INCOME FUND, INC. SUBSCRIPTION AGREEMENT
CORNERSTONE INCOME FUND, INC. SUBSCRIPTION AGREEMENT SIGNATURE PAGE